NOTICE OF GUARANTEED DELIVERY

To Tender Preferred Shares

Of

PIMCO Municipal Income Fund,

PIMCO Municipal Income Fund II,

PIMCO Municipal Income Fund III,

PIMCO California Municipal Income Fund,

PIMCO California Municipal Income Fund II,

PIMCO California Municipal Income Fund III,

PIMCO New York Municipal Income Fund,

PIMCO New York Municipal Income Fund II or

PIMCO New York Municipal Income Fund III

(each, a “Fund” and, collectively, the “Funds”)

Pursuant to the Offer to Purchase

Dated July 20, 2018

This form, or a form substantially equivalent to this form, must be used to accept the Offer (as defined in the Letter of Transmittal), upon the terms and subject to the conditions set forth in the Offer Documents (as defined below), if the preferred shares of beneficial interest, par value $0.00001 per share, and liquidation preference of $25,000 per share, designated Auction-Rate Preferred Shares (with respect to a Fund, the “Preferred Shares”), of a Fund, and/or all other documents required by the Fund’s Letter of Transmittal, cannot be delivered to the Tender Agent (as defined in the Offer to Purchase, dated July 20, 2018 (the “Offer to Purchase”)) on or before 5:00 p.m., New York City time, September 11, 2018, or such later date to which the Offer is extended (the “Expiration Date”). Such form may be delivered by hand or mailed to the Tender Agent, and must be received by the Tender Agent on or before the Expiration Date. See Section 3, Procedures for Tendering Preferred Shares, of the Offer to Purchase.

The Tender Agent for the Offer is:

Deutsche Bank Trust Company Americas via

DB Services Americas, Inc.

Toll Free

(877) 843-9767

By First Class Mail, By Overnight Courier, By Hand:

Deutsche Bank Trust Company Americas

via DB Services Americas, Inc.

MailStop JCK01-0218

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE DOES NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Fund’s Letter of Transmittal is required to be guaranteed by an “eligible guarantor institution” under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

The undersigned hereby tenders to the Fund named below, upon the terms and subject to the conditions set forth in its Offer to Purchase dated July 20, 2018 and the related Letter of Transmittal (which together, with respect to a Fund, constitute the “Offer Documents”), receipt of which is hereby acknowledged, Preferred Shares, pursuant to the guaranteed delivery procedure set forth in Section 3 of the Offer to Purchase.

Name of Fund ☐ check here if the shares will be tendered by book-entry transfer Number of Preferred Shares tendered DRS Transaction Advice Numbers (if applicable) Account Number	Signature Name(s) of Tendering Institution (Address) (Zip Code) (Area Code and Telephone Number)

GUARANTEE

(Not to be used for signature guarantee)

The undersigned, a firm which is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of a recognized Medallion Program approved by The Securities Transfer Association, Inc., including the Securities Transfer Agents Medallion Program, or any other “Eligible Guarantor Institution” (as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended), hereby (a) represents that the above named person(s) “own(s)” the Preferred Shares tendered hereby and (b) guarantees to deliver to the Tender Agent (as defined in the Offer to Purchase) the Preferred Shares tendered hereby, together with a properly completed and duly executed Letter of Transmittal or, in the case of a book-entry delivery, an Agent’s Message (as defined in the Offer to Purchase), and any other required documents, all within three trading days of the New York Stock Exchange after the date hereof.

The eligible institution that completes this Notice of Guaranteed Delivery must communicate the guarantee to the Tender Agent (as defined in the Offer to Purchase) and must deliver all required documents to the Tender Agent within the time period set forth in the Offer to Purchase. Failure to do so could result in a financial loss to the eligible institution.

(Name of Firm)

(Authorized Signature)

(Name)

(Address)

(Zip Code)

(Area Code and Telephone Number)

Dated:                 , 2018